Exhibit 15.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-113687 on Form S-8 of our report dated March 23, 2006, relating to the consolidated financial statements of DLA Holdings, Inc. and subsidiaries, appearing in this Annual Report on Form 20-F of Claxson Interactive Group, Inc. for the year ended December 31, 2005.
/s/ McClain & Company, LC
Miami, Florida
September 18, 2006